Exhibit 99.1

RISK FACTORS

The risks described below will update the Fund’s previously filed risk factors to the extent applicable. Capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus dated September 18, 2025 with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended.

Risk Factors Related to the Offering

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on NYSE Arca terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares. In addition, if the Liquidity Engager is unable to engage one or more Liquidity Providers to obtain or receive Fund Components in connection with Cash Orders, the Fund may have difficulty maintaining the participation of certain Authorized Participants or engaging additional Authorized Participants. Under such circumstances, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares.

The Shares may trade at a price that is at, above or below the Fund’s NAV per Share as a result of the non-current trading hours between NYSE Arca and the Digital Asset Trading Platform Market.

The Fund’s NAV per Share will fluctuate with changes in the market value of the Fund Components, and the Manager expects the trading price of the Shares to fluctuate in accordance with changes in the Fund’s NAV per Share, as well as market supply and demand. However, the Shares may trade on NYSE Arca at a price that is at, above or below the Fund’s NAV per Share for a variety of reasons. For example, NYSE Arca is open for trading in the Shares for a limited period each day, but the Digital Asset Trading Platform Market is a 24-hour marketplace. During periods when NYSE Arca is closed but Digital Asset Trading Platforms are open, significant changes in the prices of the Fund Components on the Digital Asset Trading Platform Market could result in a difference in performance between the value of the Fund Components as measured by the Index Prices or Digital Asset Reference Rates and the most recent NAV per Share or closing trading price. For example, if the prices of the Fund Components on the Digital Asset Trading Platform Market, and the value of the Fund Components as measured by the Index Prices or Digital Asset Reference Rates, move significantly in a negative direction after the close of NYSE Arca, the trading price of the Shares may “gap” down to the full extent of such negative price shift when NYSE Arca reopens. If the prices of the Fund Components on the Digital Asset Trading Platform Market drops significantly during hours NYSE Arca is closed, shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to rapidly mitigate losses in a negative market. Even during periods when NYSE Arca is open, large Digital Asset Trading Platforms (or a substantial number of smaller Digital Asset Trading Platforms) may be lightly traded or closed for any number of reasons, which could increase trading spreads and widen any premium or discount on the Shares.

The commencement of a redemption program, in conjunction with the listing of the Shares on the NYSE Arca, may impact whether the Shares trade at a discount or premium to the NAV per Share, and any suspension or other unavailability of the Fund’s redemption program may cause the Shares to trade at a discount to the NAV per Share.

Historically, the Shares have traded on OTCQX at both premiums and discounts to the NAV per Share, which at times have been substantial. The Manager believes that the trading price of the Shares has diverged from the NAV per Share in the past due, in part, to the holding period under Rule 144 for Shares purchased in the private placement and the lack of an ongoing redemption program, as a result of which Authorized Participants have been unable to take advantage of arbitrage opportunities when the market value of the Shares deviated from the NAV per Share. Although the Manager cannot predict with certainty what effect the commencement of the Fund’s redemption program, in conjunction with the listing of the Shares on NYSE

Arca, will have on the trading price of the Shares, it may have the effect of reducing any premium or discount at which the Shares have been trading on the OTCQX immediately prior to the commencement of the redemption program, and there can be no assurance that the Fund’s redemption program will not be suspended or become unavailable again in the future. In addition, if the Manager decides to limit Cash Orders at a time when the Shares are trading at a premium or a discount to the NAV per Share, and In-Kind Regulatory Approval has not been obtained as of such time or the in-kind creation or redemption of Shares is otherwise unavailable for any reason, the arbitrage mechanism may fail to effectively function, which could impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts to the NAV per Share, and otherwise have a negative impact on the value of the Shares.

Shareholders may suffer a loss on their investment if the Shares trade above or below the Fund’s NAV per Share.

Historically, the Shares have traded at both premiums and discounts to the NAV per Share, which at times have been substantial. If the Shares trade on NYSE Arca in the future at a premium, investors who purchase Shares on NYSE Arca will pay more for their Shares than investors who purchase Shares directly from Authorized Participants. In contrast, if the Shares trade on NYSE Arca in the future at a discount, investors who purchase Shares directly from Authorized Participants will pay more for their Shares than investors who purchase Shares on NYSE Arca. The premium or discount at which the Shares have traded has fluctuated over time. For example, July 1, 2022 to June 30, 2025, the maximum discount of the closing price of the Shares quoted on OTCQX below the value of the Fund’s NAV per Share was 63% and the average discount was 35%. The closing price of the Shares, as quoted on OTCQX at 4:00 p.m., New York time, on each business day, between July 1, 2022 to June 30, 2025, has been quoted at a discount on 751 days. As of June 30, 2025, the last business day of such period, the closing price of the Shares quoted on OTCQX was $47.95 and the Fund’s Shares were quoted on OTCQX at a discount of 2% to the Fund’s NAV per Share. As of September 16, 2025, the closing price of the Shares quoted on OTCQX was $54.25 and the Fund’s Shares were quoted on OTCQX at a discount of 7% to the Fund’s NAV per Share. As a result, shareholders who purchase Shares on NYSE Arca at a premium may suffer a loss on their investment if they sell their Shares at a time when the premium has decreased from the premium at which they purchased the Shares even if the NAV per Share remains the same. Likewise, shareholders that purchase Shares directly from the Fund may suffer a loss on their investment if they sell their Shares at a time when the Shares are trading at a discount on NYSE Arca. Furthermore, shareholders may suffer a loss on their investment even if the NAV per Share increases because the decrease in any premium or increase in any discount may offset any increase in the NAV per Share.

There is no guarantee that an active trading market for the Shares will develop.

Although an active market for the Shares had developed on OTCQX and the Shares have been approved for listing on NYSE Arca, there can be no assurance that an active trading market for the Shares will develop or, to the extent an active market does develop, be maintained or continue to develop once the shares are listed for trading on NYSE Arca. In addition, NYSE Arca can halt the trading of the Shares at any time and for a variety of reasons. To the extent that NYSE Arca halts trading in the Shares, whether on a temporary or permanent basis, shareholders may not be able to buy or sell Shares, which could adversely affect the value of the Shares. If an active trading market for the Shares does not develop or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

Risk Factors Related to the Fund and the Shares

The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Fund.

The Fund is currently only able to accept Cash Orders, which means that an Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets, and a Liquidity Provider will obtain or receive Fund Components in exchange for cash in connection with such order. However, the Fund is not at this time able to create and redeem Shares via in-kind transactions with Authorized Participants in exchange for Fund Components.

Authorized participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. Although the SEC recently approved orders to permit in-kind creations and redemptions by authorized participants for certain spot digital asset ETP shares, it is not clear whether or how market participants, including registered broker-dealers, will adjust their activities to account for the new orders. In particular, registered broker-dealers participating in the in-kind creation or redemption of Shares for Fund Components will need to ensure that they can demonstrate compliance with the applicable financial responsibility rules. While compliance with these requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. As a result, the SEC is unlikely to permit an exchange to adopt listing rules for a product if it is not clear that the exchange’s members would be able to comply with applicable rules when transacting in the product as designed. In light of the new orders, NYSE Arca may seek the necessary regulatory approval to amend its listing rules to permit the Fund to create and redeem Shares through In-Kind Orders, in which Authorized Participants or their designees would deposit Fund Components directly with the Fund or receive Fund Components directly from the Fund. However, there can be no assurance as to when NYSE Arca will seek or obtain this approval, if at all.

To the knowledge of the Manager, exchange-traded products for all spot-market commodities other than digital assets, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Manager believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or Manager of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has only recently been tested, and could be impacted by any resulting operational inefficiencies.

In particular, the Fund’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if Cash Orders are unavailable, either due to the Manager’s decision to reject or suspend such orders or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Fund’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Manager to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.

Even if In-Kind Regulatory Approval were obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future, or that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Fund and the value of the Shares.

Shareholders will not receive the benefits of any forks or airdrops.

Many Digital Asset Networks operate using open-source protocols, meaning that any user can download the software, modify it and then propose that the users, validators and miners of the digital asset adopt the modification. When a modification is introduced and a substantial majority of users, validators and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users, validators and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the Digital Asset Network and digital asset running in parallel, yet lacking interchangeability. In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to some group of users, such as the group that are holders of another digital asset, that such group will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they are part of that group. We refer to the right to receive any benefits arising from a fork, airdrop or similar event, or any such digital asset acquired as a result of the exercise of such right, as a “Forked Asset.”

With respect to any fork, airdrop or similar event, the Manager will cause the Fund to irrevocably abandon the Forked Assets associated with such event. As such, shareholders will not receive the benefits of any forks, and the Fund is not able to participate in any airdrop.

In the event the Manager seeks to change the Fund’s policy with respect to Forked Assets, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Fund to distribute the Forked Assets in-kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Manager would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, shareholders may not receive the benefits of any forks, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

The Fund is not permitted to engage in Staking, which could negatively affect the value of the Shares.

At this time, none of the Fund, the Manager, the Custodian, nor any other person associated with the Fund may, directly or indirectly, engage in Staking of the Fund’s digital assets on behalf of the Fund, meaning no action will be taken pursuant to which any portion of the Fund’s digital assets becomes used in proof-of-stake validation or is used to earn additional digital assets or generate income or other earnings, and there can be no assurance that the Fund, the Manager, the Custodian or any other person associated with the Fund will ever be permitted to engage in Staking of the Fund’s digital assets or such income generating activity in the future.

To the extent (i) the Fund were to amend its LLC Agreement to permit Staking of the Fund’s digital assets and (ii) NYSE Arca were to seek and obtain a rule change permitting the listing of a spot digital asset investment vehicle engaged in Staking, in the future the Fund may seek to establish a program to use digital assets held by the Fund in applicable Digital Asset Networks’ proof-of-stake validation mechanisms to receive rewards comprising additional Fund Components in respect of a portion of its digital asset holdings. However, as long as such conditions and requirements have not been satisfied, the Fund will not use digital assets held by the Fund in any Digital Asset Network’s proof-of-stake validation mechanism to receive rewards comprising additional digital assets in respect of its digital asset holdings. The current inability of the Fund to use its digital assets in Staking and receive such rewards could place the Shares at a comparative disadvantage relative to an investment in digital assets directly or through a vehicle that is not subject to such a prohibition, which could negatively affect the value of the Shares.

Coinbase Global serves as the custodian and prime execution agent for several competing exchange-traded digital asset products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

The Prime Broker and Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded digital asset company in the world by market capitalization and is also the largest digital asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of digital asset brokerage and custody services, Coinbase Global serves as the custodian and prime execution agent for several competing exchange-traded digital asset products. Therefore, Coinbase Global plays a critical role in supporting the U.S. spot digital asset exchange-traded product ecosystem, and its size and market share create the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services, which could harm the Fund, the shareholders and the value of the Shares. If

Coinbase Global were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Fund’s operations and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Fund serve in a similar capacity for several competing exchange-traded digital asset products, which could adversely affect the arbitrage mechanism, the Fund’s operations, the performance of the Fund and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Fund serve in a similar capacity for several competing exchange-traded digital asset products. As a result, the Authorized Participants may be unable to adequately support all of the exchange-traded digital asset products that use their respective services. This risk may also be exacerbated as a consequence of the price and volatility of the Fund Components, as well as the amount of Fund Components that is required to create or redeem Shares of the Fund. See “Description of Creation and Redemption of Shares.” Moreover, the Authorized Participants may choose to facilitate creations and redemptions for competing products rather than for the Fund, including as a result of, among other things, how effectively the arbitrage mechanism of the Fund functions, the liquidity for the Shares, the bid/ask spreads in secondary trading of the Shares and the costs associated with creating and redeeming Shares of the Fund, in each case relative to competing products. In addition, given the relatively limited number of market participants that could serve as Authorized Participants of the Fund, the Fund may not be able to engage other providers to serve as Authorized Participants. If any or all of the Authorized Participants were to cease to act in their capacity as Authorized Participants of the Fund, or if any of the Authorized Participants were to favor creating and redeeming shares of competing products over those of the Fund, the Fund may receive inadequate attention or be subject to comparatively unfavorable commercial terms, which could adversely affect the arbitrage mechanism, the Fund’s operations, the performance of the Fund and ultimately the value of the Shares. See also “—Risks Related to the Offering—Competition from the emergence or growth of other methods of investing in digital assets could have a negative impact on the prices of the Fund Components and adversely affect the value of the Shares.”

The Fund is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make the Shares less attractive to investors.

The Fund is an “emerging growth company,” as defined in the JOBS Act, and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and exemptions from the requirement of shareholder approval of any golden parachute payments not previously approved. The Fund intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Manager and the Fund cannot predict if investors will find the Shares less attractive because the Fund will rely on these exemptions. The Fund will remain an emerging growth company for up to five years after its initial public offering, although it will lose that status sooner if the Fund has more than $1.235 billion of revenues in a fiscal year, has more than $700 million in market value of Shares held by non-affiliates as of any June 30 or issues more than $1.0 billion of non-convertible debt over a rolling three-year period. If some investors find the Shares less attractive as a result, there may be a less active trading market for the Shares and the price of the Shares may be more volatile.

The Fund seeks to replicate the performance of the Index as closely as possible. However, the Fund may not achieve perfect correlation with the Index due to various factors, including, but not limited to, the Weightings Floor.

While the Fund seeks to replicate the performance of the Index as closely as possible, the Fund may not achieve perfect correlation with the Index due to various factors. For example, the Manager may decide, in its sole discretion, to include or exclude a digital asset if the Manager determines that such digital asset is or is not suitable for inclusion in the Fund’s portfolio, irrespective of such digital asset’s inclusion in the CD5. In addition, the Manager may exclude a digital asset or rebalance the Fund Weighting of an existing Fund Component to the extent its inclusion as a Fund Component or projected Fund Weighting would exceed a threshold that could, in the Manager’s sole discretion, require the Fund to register as an investment company under the Investment Company Act or require the Manager to register as an investment adviser under the

U.S. Investment Advisers Act of 1940, as amended. See “Part I—Item 1. Business—Fund Construction Criteria” in the Annual Report, as amended from time to time by our Exchange Act filings.

In addition, the Fund Components may deviate from the Index Components, and the Fund Weightings may deviate from the Index Weightings for various reasons, including, but not limited to, the Weightings Floor. For example, if the movement in the prices of certain Fund Components cause the corresponding Index Weightings of Fund Components which are Approved Components to fall below 85%, the Manager expects that it will cause the Fund to rebalance such that the aggregate Fund Weightings of Approved Components comprise at least 85% of the Fund Weightings in the aggregate to maintain satisfaction of the Weightings Floor, which would cause the Fund Weightings to deviate from the Index Weightings.

Risk Factors Related to the Regulation of the Fund and the Shares

The Fund may be a “passive foreign investment company” for U.S. federal income tax purposes.

Although there is no certainty in this regard, the Fund may be a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes. An investment in an equity interest in a PFIC may have materially adverse U.S. federal income tax consequences for a U.S. Holder (as defined below in “Material Cayman Islands and U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to U.S. Holders”). Very generally, if the Fund is a PFIC and a U.S. Holder does not make a “qualified electing fund” election (a “QEF Election”) or a mark-to-market election (an “MTM Election”) with respect to the Fund, any gain recognized by the U.S. Holder in respect of its Shares will be subject to U.S. federal income tax at the rates applicable to ordinary income (using the highest rates in effect throughout the U.S. Holder’s holding period for its Shares, with the gain being treated as earned ratably over such holding period) and the U.S. Holder’s resulting tax liability will be subject to an interest charge.

Assuming that the Fund is a PFIC, a U.S. Holder can mitigate these consequences by making a QEF Election with respect to the Fund. In that case, the U.S. Holder will be required to include in income each year its share of the Fund’s ordinary earnings (as ordinary income) and net capital gain (as long-term capital gain), regardless of whether the Fund makes any distributions. Alternatively, a U.S. Holder that makes an MTM Election with respect to the Fund generally will recognize ordinary income or loss (but, in the case of loss, only to the extent of the net amount of ordinary income previously included with respect to its Shares) in each taxable year to the extent that the fair market value of the Shares at the end of that year differs from the U.S. Holder’s adjusted basis in the Shares at that time. The Fund intends to provide PFIC Annual Information Statements to U.S. Holders to allow them to make QEF Elections or MTM Elections with respect to the Fund. Each U.S. Holder should consult its tax adviser as to whether it should make a QEF Election or an MTM Election.

If the Fund is a PFIC and a U.S. Holder does not make a QEF Election (or MTM Election) with respect to the Fund for the first taxable year in which the U.S. Holder holds Shares, the U.S. Holder will generally not be able to mitigate the consequences of the PFIC regime by making a later QEF Election or MTM Election with respect to the Fund unless the U.S. Holder elects to recognize gain, if any, as if it sold its Shares on the first day of the first taxable year to which the QEF Election or MTM Election applies. Any gain that a U.S. Holder recognizes as a consequence of such an election will be subject to U.S. federal income tax under the rules applicable to an investment in a PFIC for which the shareholder has not made a QEF Election or MTM Election.

The treatment of digital assets for U.S. federal income tax purposes is uncertain.

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property,” (ii) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. The IRS subsequently has released two revenue rulings (the “Rulings”) and a set of “Frequently Asked Questions” (the “FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice, the Rulings and the FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, there currently is no guidance directly addressing whether or in what circumstances trading by a non-U.S. person in digital assets, or engaging in certain activities to generate yield on digital assets, could give rise to income that is effectively connected with a trade or business in the United States. In addition, although the Notice contemplates that rewards earned from “mining” will constitute taxable income to the miner, there is no guidance directly addressing amounts received in connection with digital asset lending activities, including with respect to whether and when engaging in it might rise to the level of a trade or business. It is likely, however, that the IRS would assert that lending digital assets gives rise to current, ordinary income. It is possible that a lending transaction could be treated as a taxable disposition of the lent digital assets. Because the treatment of digital assets is uncertain, it is possible that the treatment of owning or transacting in any particular digital asset may be adverse to the Fund. For example, ownership of a digital asset could be treated as ownership in an entity, in which case the consequences of ownership of that digital asset would depend on the type and place of organization of the deemed entity. Moreover, although the Rulings and the FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice, the Rulings and the FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the value of digital assets held in the Fund. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Fund could hold certain types of digital assets that are not within the scope of the Notice, in the event the Manager seeks to change the Fund’s policy with respect to Forked Assets, subject to NYSE Arca obtaining regulatory approval from the SEC.

Prospective investors are urged to consult their tax advisers regarding the tax consequences of an investment in the Fund and in digital assets in general.

Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as digital assets held in the Fund, are uncertain, and it is unclear what guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price in the Digital Asset Markets of digital assets held in the Fund, and therefore may have an adverse effect on the value of the Shares of the Fund.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences, or staking or digital asset lending activities. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of digital assets users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for digital assets held by the Fund in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Fund and could have an adverse effect on the prices of digital assets, including on the price of digital assets in the Digital Asset Markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

It is possible that the Fund could be subject to U.S. federal income tax with respect to income generated in connection with certain of its activities.

As discussed above in “—The treatment of digital assets for U.S. federal income tax purposes is uncertain,” the U.S. federal income tax treatment of transactions in digital assets is unclear in many respects. In particular, there currently is no guidance directly addressing whether or in what circumstances trading by a non-U.S. person, such as the Fund, in digital assets, or engaging in certain activities to generate yield on digital assets, could give rise to income that is effectively connected with a trade or business in the United States. In general, if a non-U.S. person earns income that is, or is treated as, effectively connected with the conduct of a trade or business in the United States (“effectively connected income”), the non-U.S. person will be subject to U.S. federal income tax on a net income basis. Income or gain from investing, and income or gain from trading in commodities for one’s own account if certain circumstances apply, generally does not constitute effectively connected income. However, the application of these rules to digital assets and the Fund are uncertain. In addition, if, in the future, the Fund engages in staking or digital asset lending activities (or certain other methods of generating return on Fund Components held by the Fund), and those activities constitute the conduct of a trade or business in the United States, the Fund could earn effectively connected income. If the Fund derives effectively connected income, it would be subject to U.S. federal income tax at rates applicable to U.S. resident corporations on its effectively connected income, which in certain circumstances could include income or gains recognized by the Fund on the sale of tokens of the applicable Fund Component. In such case, the Fund potentially would also be subject to an additional U.S. branch profits tax (at a 30% rate) with respect to the Fund’s effectively connected earnings and profits. If the Fund recognizes any effectively connected income, the imposition of U.S. taxes on such income may have a substantial adverse effect on the return to shareholders.

The Fund may be subject to U.S. federal withholding tax on income derived from digital asset lending activities, or potentially, from forks, airdrops and similar occurrences or from Staking.

The Rulings and the FAQs do not address whether income recognized by a non-U.S. person, such as the Fund, as a result of a fork, airdrop or similar occurrence, or from staking or digital asset lending activities, could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. In the absence of guidance, if, in the future, the Fund engages in staking or digital asset lending activities, it is possible that a withholding agent will withhold 30% from any assets derived by the

Fund from such activities. In addition, it is possible that a withholding agent would similarly withhold 30% from any assets derived by the Fund as a consequence of a fork, airdrop or similar occurrence in the event that the Manager seeks to change the Fund’s policy with respect to Forked Assets, subject to NYSE Arca obtaining regulatory approval from the SEC.